Exhibit 10.1

STANDARD MICROSYSTEMS CORPORATION 2009 LONG TERM INCENTIVE PLAN (as amended on July 28, 2011)

1. PURPOSE. The 2009 Long Term Incentive Plan (the "Plan") has been established by Standard Microsystems Corporation (the "Company") (a) to reward Employees, Directors and Consultants by means of appropriate incentives for achieving long-range Company goals, (b) to provide incentive compensation opportunities that are competitive with those of other similar companies, (c) to further match Employees' financial interests with those of the Company's other Stockholders through compensation that is based on the Company's common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company's equity and enhancement of long-term shareholder return, and (d) to facilitate recruitment and retention of outstanding personnel eligible to participate in the plan. The Plan is intended to comply with Section 409A, and to replace the existing employee and director stock option and restricted stock plans.

2. DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below, or as otherwise defined herein. Except when otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and any term used in the singular shall also include the plural.

(a) "Affiliate" means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.

(b) "Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c) "Award" means any Option, award of Restricted Stock or Restricted Stock Units, Other Stock-Based Award or Performance Award granted under the Plan.

(d) "Board" or "Board of Directors" means the Board of Directors of the Company.

(e) "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of such Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(f) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(g) "Committee" means the Compensation Committee of the Board.

(h) "Consultant" shall mean an independent contractor providing services to the Company who has been specifically authorized by the Committee to participate in the Plan.

(i) "Covered Person" means an individual who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person's Award would be allowed and (ii) the recipient of compensation (other than "qualified performance based compensation" as defined in Section 162(m)) in excess of $1,000,000 for such tax year.

(j) "Disability" means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Committee.

(k) "Director" shall mean a non-employee member of the Board of Directors of the Company.

(l) "Employee" means any full-time or part-time employee (including an Officer or Director who is also an employee) of the Company or an Affiliate. "Employee" shall also include any individual or individuals to whom an offer of employment has been extended. References in this Plan to "employment" and related terms shall include the provision of services in any such capacity.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means the closing sale price of the Shares, as reported on the composite tape of NASDAQ issues (or the exchange on which the Company's Shares are listed at the time of the relevant grant), or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the next subsequent business day in which the NASDAQ and the Company are open.

(o) "Incentive Stock Option" ("ISO") means an Option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(p) "Non-Qualified Stock Option" means an Option granted under Section 6 that is not an Incentive Stock Option.

(q) "Option" means a stock option to purchase Shares granted under Section 6 and may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) "Other Stock-Based Award" means any right granted under Section 8.

(s) "Participant" means an Employee, Director or Consultant to whom an Award has been made.

(t) "Performance Award" means an Award granted under Section 9.

(u) "Person" means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(v) "Plan" means this 2009 Long Term Incentive Plan, as amended and in effect from time to time.

(w) "Restricted Stock" means any Share underlying an Award granted under Section 7.

(x) "Restricted Stock Unit" means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.

(y) "Retirement" means retirement of an Employee or Director (i) as defined under any retirement plan of the Company or any Affiliate which is qualified under Section 401 of the Code or otherwise (ii) as determined by the Committee.

(z) "Section 409A" shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(aa) "Separation from Service" and "Separate from Service" shall mean the Participant's death, retirement or other termination of employment, directorship or consultancy with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) or change in circumstances that constitutes a "separation from service" (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears.

(bb) "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(cc) "Share" means a share of Stock.

(dd) "Stock" means the common stock, $.10 par value per share (as such par value may be adjusted from time to time), of the Company.

(ee) "Subsidiary" means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of Directors, as determined by the Committee.

(ff) "Substitute Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(gg) "Successor" with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

3. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee.

(a) The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Participant, the Participant's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(d) Subject to Section 12(b) of the Plan, the Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

(e) Subject to Section 12(b) of the Plan, the Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

(f) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or of the Committee.

(g) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.

(h) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing or email filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(i) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Notwithstanding the foregoing, the Committee shall not delegate any authority in connection with Awards related to Directors, and Awards to non-employee Directors may not be subject to management discretion. The Committee may revoke any such allocation or delegation at any time.

(j) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Employee's or Participant's employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(k) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

4. SHARES AVAILABLE FOR AWARDS.

(a) Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is (i) 2,000,000, plus (ii) any shares that have been authorized but not issued pursuant to prior plans of the Company as of June 30, 2009 up to a maximum of an additional 500,000 Shares, plus (iii) any shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of June 30, 2009 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 3,844,576 Shares. The maximum number of ISOs that may be granted under the Plan is 1,500,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Awards under this Plan in any calendar year that relate to more than 1,000,000 Shares.

(b) Any Shares subject to Options or stock appreciation rights shall be counted against the numerical limits of this Section 4 as one share for every share subject thereto. Any Awards other than Options or stock appreciation rights shall be counted against the numerical limits of this Section 4 as 1.5 shares for every one share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under paragraph (d) of this Section 4, the Plan shall be credited with 1.5 Shares.

(c) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

(d) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Award , shall not become available again for issuance under this Plan.

(e) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.

(f) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares the Committee shall make such provision as it shall consider appropriate for (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number. The determination of the Committee shall be conclusive; provided, further, with respect to any Award subject to Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 409A.

5. ELIGIBILITY. All Employees, Directors and Consultants are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

6. OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan and subject to Section 12(b) of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee. Absent specific action by the Committee, the effect of termination of employment shall be governed by Article 10 of the Plan unless a different result is set forth in the applicable Agreement for a Participant, or in a Participant's employment contract approved by the Compensation Committee. Notwithstanding, the term of an Option shall not exceed ten (10) years.

(c) Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A Participant may exercise his Option for all or part of the number of Shares which he is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized, subject to Section 12(b) of the Plan to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.

(a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they (i) are made in satisfaction of Company obligations to employees that would otherwise be paid in cash, (ii) are issued in connection with the exercise of an Option or other Award hereunder, or (iii) are Substitute Awards.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

8. OTHER STOCK-BASED AWARDS. (a) The Committee is hereby authorized, subject to Section 12(b) of the Plan, to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Rights to dividends and dividend equivalents may not attach to Options or stock appreciations rights. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Notwithstanding, the term of a stock appreciation right shall not exceed ten (10) years, and, except in the case of Substitute Awards, the exercise price for a stock appreciation right shall not be less than the Fair Market Value of a Share on the date of grant of such stock appreciation right. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(b) The total number of Awards issued pursuant to Sections 7 and 8 of this Plan, excluding stock appreciation rights, that vest in less than three years may not exceed 300,000 Shares.

9. PERFORMANCE AWARDS.

(a) The Committee is hereby authorized to grant Performance Awards to Participants, including to Covered Persons, if the Committee intends that such Awards shall qualify as "qualified performance based compensation" under Section 162(m) of the Code.

(b) Performance Awards shall become earned and payable if targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Cash Value Added, (ii) Total Shareholder Return, (iii) Return on Equity, (iv) Revenue, (v) Return on Net Assets, (vi) Earnings Per Share, (vii) EBITDA, (viii) Return on Invested Capital, (ix) Parent Operating Cash Flow, (x) Consolidated Free Cash Flow, (xi) Cash Return on Investment (CRI), (xii) Operating Income, (xiii) Operating Margin and (xiv) Gross Margin. These financial measures may be GAAP or non-GAAP measures as determined by the Committee. These measures may be used as absolute, relative or growth measures as determined by the Committee.

(c) Performance targets relating to the performance measures set forth above shall be preestablished by the Committee, and achievement thereof certified, in writing, prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder, may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine.

(d) The Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant pursuant to this Section 9, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant performance targets.

(e) The minimum vesting period applicable to a Performance Award shall be such that the last vesting date of all or a portion of such Award shall occur no less than 12 months following the date of such Award, except that the foregoing restriction shall not apply to Substitute Awards The maximum value of the total of any Performance Awards which may be earned by an Employee under the Plan in any calendar year is $10,000,000.

10. TERMINATION OF EMPLOYMENT OR SERVICES. Except as otherwise provided in an applicable Agreement or determined by the Committee and to the extent not inconsistent with Section 14(k) hereof, in case of termination of employment, directorship or consultancy, the following provisions shall apply:

(a) Upon termination of employment, or cessation of provision of services by the Participant, for reason of death or Disability:

(i) any Award (other than Options) then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable, and

(ii) any Option then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable and shall expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment and (2) one year after the date such Participant's service ceases.

(b) Upon termination of employment, or cessation of provision of services by the Participant, for reason of Retirement:

(i) any Award (other than Options) then held by such Participant may be immediately accelerated by the Committee and become fully vested, exercisable and payable, and

(ii) any Option then held by such Participant shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment and (2) one year after the date such Participant's service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three months after the date that such Participant's service ceases.

(c) Upon termination of employment by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

(i) any Award then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment, and

(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment and (2) and three months after the date that such Participant's service ceases.

(d) Upon termination of employment or cessation of provision of services by the Participant for any reason other than death, Disability, Retirement or termination of employment by the Company for cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:

(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment,

(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment and (2) ninety days after the date the such Participant's service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of clause (i) above and three months after the date that such Participant's service ceases,

(iii) any Performance Award then held by such Participant which is not then payable will be paid in accordance with its terms at the time the Performance Award would have been payable if the termination of employment had not occurred, and the payment shall be prorated based on the number of days in the performance period that occurred prior to the termination of employment, and

(iv) If an Employee becomes a Consultant or Director without a break in service to the Company then his Awards shall not terminate and shall continue under their original terms and conditions, except to the extent such Awards are subject to Section 409A and the transition results in a Separation from Service, in which case such Awards shall be treated in accordance with Section 14(k)(ii) below.

11. DURATION. The Plan shall be effective as of July 8, 2009, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

12. AMENDMENT, MODIFICATION AND TERMINATION.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (x) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (y) if the proposed amendment will increase the number of Shares that may be issued under the Plan, modify the requirements for participation in the Plan, or increase benefits that have already accrued to Participants under the Plan or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the of the Plan or an Award to comply with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel outstanding Options or stock appreciation rights in exchange for cash, other Awards, Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Award, without stockholder approval.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan. Notwithstanding the foregoing, the Committee may not change the vesting schedule of Awards without shareholder approval except in cases of death, Disability, Retirement or Change in Control; except that the vesting schedule for up to ten percent (10%) of the total number of Shares in the Plan may be established or amended, subject to the approval of the Committee, without being subject to the foregoing restrictions on vesting.

(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the Stockholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) To the extent not inconsistent with Section 14(k) hereof, in connection with a Change in Control or an event described in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee's discretion and to the extent applicable, must comply with Section 409A.

13. CHANGE IN CONTROL. Awards granted to the Directors of the Company shall become fully vested, exercisable and payable upon the occurrence of a Change in Control. The Committee may provide, subject to complying with Section 409A, that Awards granted to specific Employees shall become fully vested, exercisable and payable if the Employee's employment with the Company is terminated, as defined by the Committee, within one year of a Change of Control.

14. MISCELLANEOUS.

(a) Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant's social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes ("Taxes") with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines.

(d) Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Sections 3(c) and 3(i) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at such time be listed.

(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.

(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant), to the extent required by Section 409A. Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination, with interest at the rate of prime plus 2%, determined as of the first day of the month in which the Separation from Service occurred, unless another compliant date is specified in the applicable Agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when it is anticipated that the level of bona fide services performed permanently will decrease to a level less than twenty percent (20%) of the average level of bona fide services performed by the Participant during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Awards to the extent it would result in a violation of Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv) The grant of Non-Qualified Stock Options and stock appreciation rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) In no event shall any member of the Board, the Committee or the Company (or its employees, Officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.